EXHIBIT 99.1

TOR Minerals International to Report Fourth Quarter and Year End 2006 Financial Results

CORPUS CHRISTI, Texas, February 15, 2007-- TOR Minerals International (NASDAQ:  TORM) announced today that it will conduct its fourth quarter and year end 2006 earnings conference call on Wednesday, February 28, 2007 at 5:00 p.m. EST, 4:00 p.m. CST.  The call will be led by Dr. Olaf Karasch, President and CEO, of TOR Minerals.

The call will be available via webcast under the News section of the company's website, http://www.torminerals.com.  Interested parties may also access the conference call via telephone by dialing 877-407-9210.  Fourth quarter and year end 2006 results will be released after the markets close on February 28, 2007.

Headquartered in Corpus Christi, Texas, TOR Minerals is an international manufacturer of specialty mineral products for high performance applications with plants and regional offices located in the United States, Netherlands and Malaysia.

Contact for Further Information

Dave Mossberg, Beacon Street Group, LLC

817 310-0051